UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2025

IAC Inc.

(Exact name of registrant as specified in charter)

Delaware	001-39356	84-3727412
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001	IAC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.04 Temporary Suspension of Trading under Registrant’s Employee Benefit Plans

On March 17, 2025, in connection with the planned spin-off of Angi Inc. (the “Spin-off”), IAC Inc. (“IAC” or the “Company”) delivered a notice under Rule 104(b)(2)(i) of Regulation BTR to its executive officers and directors (collectively, the “Covered Persons”), regarding a “blackout” period under the IAC Inc. Retirement Savings Plan (the “Plan”) that will be imposed in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and U.S. Securities and Exchange Commission regulations.

The blackout period is expected to begin at 4:00 PM Eastern Time on March 31, 2025 and to end no later than 9:30 AM Eastern Time on April 3, 2025. During the blackout period, participants will be temporarily unable to execute transactions under the Plan involving their balances (if any) in the IAC stock fund, including investment transactions and plan loans and withdrawals. The blackout period under the Plan is needed in connection with the Spin-off in order to allow for the establishment of a new Angi Inc. (“Angi”) stock fund to hold shares of Angi stock received by Plan participant accounts in respect of shares of IAC stock held in the IAC stock fund.

The blackout notice is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

Exhibits.

Exhibit Number	Description
99.1	Notice pursuant to Rule 104(b)(2)(i) of Regulation BTR

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC Inc.

By:	/s/ KENDALL HANDLER
Name:	Kendall Handler
Title:	Executive Vice President, Chief Legal Officer & Secretary

Date: March 18, 2025

3